Exhibit 10.9


                                 PROMISSORY NOTE


                                                             Hallandale, Florida
$150,000.00                                                  September 15, 1998


     FOR VALUE RECEIVED, PEACHES ENTERTAINMENT CORPORATION ("Borrower'), a Florida corporation whose principal place of business is located at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, does hereby promise to pay to the order of URT INDUSTRIES, INC. (the "Payee"), whose address is 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, the sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00) on December 25, 1998, with interest on such principal amount at the prime rate then charged by Barnett Bank, at the time of repayment, to its best commercial customers, plus a margin of 2% per annum. Payment of this Note shall be made at the Payee's above-described address in such currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

     Upon the occurrence of an event of default, as hereinafter defined, the principal amount of this Note shall be due and payable immediately, in full, together with interest accrued to the date of payment. The term "event of default" as used herein means any one of the following occurrences:

         (a) In the event that the Borrower should become insolvent, or make an assignment for the benefit of creditors or apply for the appointment of a receiver; or in the event of the appointment of a receiver or trustee in bankruptcy for the Borrower; or in the event that the Borrower shall file a petition under the U.S. Bankruptcy Code or any amendment thereof or file a petition or seek other relief under any insolvency law providing


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     for the relief of debtors;  or in the event that any such petition is filed against the Borrower and not dismissed within sixty (60) days; or

     (b) In the event of the liquidation or dissolution of the Borrower; or

     (c) In the event of the cessation of the business activities for which the Borrower was organized.

     The Borrower does hereby waive presentment, protest, demand for payment, notice of dishonor, notice of protest and all other notices or demands of any kind in connection with the delivery, acceptance, performance or default under this Note.

     No act, delay, extension, omission or indulgence on the part of the Payee or any other holder of this Note shall be deemed a waiver of any of the rights of such holder against the Borrower hereunder, nor shall the failure to exercise any such right or remedy when available on any occasion be constructed as a bar to or waiver of any such rights on any future occasion.

     If there should be a default by the Borrower in the payment of this Notice or an event of default, as defined herein, and if the Payee or any other holder of this Notice shall incur any reasonable expenses in connection with the collection of any amount payable hereunder, including without limitation, all reasonable legal fees and expenses, the Borrower hereby agrees to pay all such expenses, including all such legal fees and expenses.

     This Note shall be governed by and constructed in accordance with the law of the State of Florida. It may be prepaid by Borrower in whole or in part at any time upon payment of the interest then accrued on the principal amount so prepaid.


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     IN  WITNESS  WHEREOF,  the  undersigned  has  caused  this  Note to be duly executed on the above date.

                                  PEACHES ENTERTAINMENT CORPORATION

                                  By:       /s/ Jason Wolk
                                        -----------------------------------
                                        Name:    Jason Wolk
                                        Title:   Executive Vice President









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